PROSPECTUS SUPPLEMENT NO. 5
DATED OCTOBER 30, 1998
(TO PROSPECTUS DATED MARCH 31, 1998)

                                  $143,750,000

                        COEUR D'ALENE MINES CORPORATION

              7 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005

                            ------------------------

     Based on information available to the Company, the total principal amount of Debentures that currently may be offered by the Selling Debentureholders pursuant to this Prospectus is $113,073,000. The table on pages 26 and 27 of the Prospectus setting forth information regarding the Selling Debentureholders is replaced by the following table:

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
MainStay Convertible Fund.............     $ 14,800,000         $ 14,800,000              10.30%
SG Cowen Securities Company...........       11,687,000           11,687,000               7.22
Argent Classic Convertible Arbitrage
  Fund (Bermuda) L.P..................        8,500,000            8,500,000               5.91
President and Fellows of Harvard
  College.............................        8,000,000            8,000,000               5.57
Triton Capital Investments, LTD.......        7,550,000            7,550,000               5.25
J.P. Morgan & Co. Inc. ...............        7,500,000            7,500,000               5.22
Forest Global Convertible Fund Series
  A-5.................................        6,532,000            6,532,000               4.54
Lipper Convertibles, L.P..............        6,000,000            6,000,000               4.17
Forest Fulcrum Fund LP................        5,150,000            5,150,000               3.58
JMG Convertible Investments, L.P. ....        4,000,000            4,000,000               2.78
St. Clair Investments, L.P. ..........        3,000,000            3,000,000               2.09
Forest Alternative Strategies Fund
  A-5.................................        2,735,000            2,735,000               1.90
Lipper Offshore Convertibles L.P......        2,500,000            2,500,000               1.74
New York Life Separate Account #7.....        2,500,000            2,500,000               1.74
Duckbill & Co.........................        1,625,000            1,625,000               1.13
GLG Global Convertible Fund PLC.......        1,550,000            1,550,000               1.08
KA Management Ltd.....................        1,339,500            1,339,500                  *
K.A. Trading L.P......................        1,010,500            1,010,500                  *
Argent Classic Convertible Arbitrage
  Fund LP.............................        1,000,000            1,000,000                  *
Commonwealth Life Insurance
  Company -- (Teamsters -- Camden
  Non-Enhanced).......................        1,000,000            1,000,000                  *
Commonwealth Life Insurance
  Comp. -- Stock TRAC (Teamsters I)...        1,000,000            1,000,000                  *
Fortis Services Fund, Inc. -- Growth &
  Income Series.......................        1,000,000            1,000,000                  *
Security Insurance Company of
  Hartford............................        1,000,000            1,000,000                  *
Tribeca Investments, L.L.C............        1,000,000            1,000,000                  *
Forest Alternative Strategies Fund
  A-5I................................          750,000              750,000                  *
Phoenix Home Life Convertible Fund....          750,000              750,000                  *
MainStay VP Convertible Fund..........          700,000              700,000                  *
TQA Vantage Fund, L.P.................          690,000              690,000                  *
TQA Leverage Fund, L.P................          675,000              675,000                  *
TQA Vantage Plus Fund, Ltd............          675,000              675,000                  *
LLT Limited...........................          585,000              585,000                  *
Reserve Convertible Securities Fund...          550,000              550,000                  *
Providian Life & Health (Camden)......          500,000              500,000                  *

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
Silverton International Fund
  Limited.............................          500,000              500,000                  *
Zazove Convertible Fund, L.P..........          500,000              500,000                  *
TQA Arbitrage Fund, L.P. .............          490,000              490,000                  *
ABN-AMRO Incorporated.................          445,000              445,000                  *
Pacific Horizon Capital Income Fund...          400,000              400,000                  *
Forest Alternative Strategies Fund
  A-5M................................          370,000              370,000                  *
McMahan Securities Company, L.P. .....          350,000              350,000                  *
Fortis Equity Portfolio,
  Inc. -- Fortis Growth & Income
  Portfolio...........................          250,000              250,000                  *
LDG Limited...........................          250,000              250,000                  *
Fox Family Portfolio Management.......          215,000              215,000                  *
Worldwide Transactions Ltd............          170,000              170,000                  *
Forest Alternative Strategies Fund
  B-3.................................          144,000              144,000                  *
SoundShare Partners L.P. .............          135,000              135,000                  *
Forest Performance Fund...............          134,000              134,000                  *
Forest Greyhound......................          125,000              125,000                  *
Bank of America Convertible Securities
  Fund................................          110,000              110,000                  *
Forest Global Convertible Fund Series
  B-5.................................          100,000              100,000                  *
Forest Global Convertible Fund Series
  B-1.................................           95,000               95,000                  *
Forest Global Convertible Fund Series
  B-2.................................           85,000               85,000                  *
Employee Benefit Convertible Fund.....           55,000               55,000                  *
Caribbean Utilities Co., Ltd.
  Provident Fund, No. 5...............           50,000               50,000                  *
Evangelical Lutherin Synod
  Foundation..........................           50,000               50,000                  *
Forest Global Convertible Fund Series
  A...................................           50,000               50,000                  *
Foundation Pension Fund Isla..........           50,000               50,000                  *
Salomon Brothers Inc..................           50,000               50,000                  *
Pacific Innovation Trust Capital
  Income Fund.........................           40,000               40,000                  *
Forest Global Convertible Fund Series
  B-3.................................            6,000                6,000                  *
                                           ------------         ------------              -----
          Total.......................     $113,073,000         $113,073,000              78.66%
                                           ============         ============              =====

---------------
* Less than 1%